                                               SIMMONS FIRST NATIONAL CORPORATION<Fa>
                                                 RATIO OF EARNINGS TO FIXED CHARGES
                                            THREE MONTHS ENDING MARCH 31, 1996 AND 1997
                                      YEARS ENDED DECEMBER 31, 1996, 1995, 1994, 1993 AND 1992

                                             Three Months
                                            Ended March 31,
                                             (Unaudited)                                Year Ended December 31,
                                        ----------------------    ------------------------------------------------------------------
                                           1997         1996          1996         1995          1994          1993          1992
                                        ---------    ---------    ----------    ----------    ----------    ----------    ----------
(DOLLAR AMOUNTS IN
THOUSANDS)

Income before provision
  for income taxes                        3,616        3,106        14,624        14,217        13,641        12,862        10,384
                                        ---------    ---------    ----------    ----------    ----------    ----------    ----------
Fixed Charges:
   Interest expense
     (excluding interest on
     deposits)                              518          509         1,793         2,201         1,997         1,693         2,005
   One-third of rental
     expense                                 94          101           406           327           314           273           312
                                        ---------    ---------    ----------    ----------    ----------    ----------    ----------

Total fixed charges
  (excluding interest on
  deposits)                                 612          610         2,199         2,528         2,311         1,966         2,317
Interest on deposits                      6,537        6,422        25,769        22,264        14,471        14,251        17,512
                                        ---------    ---------     ---------     ---------     ---------     ---------     ---------

Total fixed charges                       7,149        7,032        27,968        24,792        16,782        16,217        19,829
                                        ---------    ---------     ---------     ---------     ---------     ---------     ---------

Income before provision
  for income taxes, plus
  total fixed charges:
    Excluding interest on
      deposits                            4,228        3,716        16,823        16,745        15,952        14,828        12,701
                                        ---------    ---------     ---------     ---------     ---------     ---------     ---------

Including interest on
  deposits                               10,765       10,138        42,592        39,009        30,423        29,079        30,213
                                        ---------    ---------     ---------     ---------     ---------     ---------     ---------

Ratio of earnings (as
  defined) to fixed
  charges:
    Including interest on
      deposits                             1.51         1.44          1.52          1.57          1.81          1.79          1.52

    Excluding interest on
      deposits                             6.91         6.09          7.65          6.62          6.90          7.54          5.48

<Fa> For purposes of computing these ratios, earnings represent consolidated income before income taxes plus consolidated fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and one-third (the proportion deemed representative of the interest factor) of rental expense. Fixed charges, including interest on deposits, include all interest expense and one-third
     (the proportion deemed representative of the interest factor) of rental expense.

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

                                               SIMMONS FIRST NATIONAL CORPORATION<Fa>
                                               INCLUDING COMBINED RUSSELLVILLE/SEARCY
                                            PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                                                 THREE MONTHS ENDING MARCH 31, 1997
                                                    YEAR ENDED DECEMBER 31, 1996

                                                     Three Months                Year Ended
                                                    Ended March 31,              December 31,
                                                    ---------------              ------------
                                                          1997                       1996
                                                    ---------------              ------------
(DOLLAR AMOUNTS IN
THOUSANDS)
Pro Forma income before provision
  for income taxes                                           3,576                    12,395
                                                    ---------------              ------------
Fixed Charges:
  Interest expense
  (excluding interest on
  deposits)                                                  1,504                     5,718
Amortization of
  issuance costs                                                 7                        28
One-third of rental
  expense                                                       99                       425
                                                    ---------------              ------------
Total fixed charges
  (excluding interest on
  deposits)                                                  1,610                     6,171
Interest on deposits                                         9,827                    37,841
                                                    ---------------              ------------

Total fixed charges                                         11,437                    44,012
                                                    ---------------              ------------
Pro Forma income before provision
  for income taxes, plus
  total fixed charges:
    Excluding interest on
      deposits                                               5,186                    18,566
                                                    ---------------              ------------
Including interest on
  deposits                                                  15,013                    56,407
                                                    ---------------              ------------
Ratio of earnings (as
  defined) to fixed
  charges:
    Including interest on
      deposits                                                1.31                      1.28
    Excluding interest on
      deposits                                                3.22                      3.01

<Fa> For purposes of computing these ratios, earnings represent consolidated income before income taxes plus consolidated fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), amortization of debt issuance costs and one-third
     (the proportion deemed representative of the interest factor) of rental expense. Fixed charges, including interest on deposits, include all interest expense and one-third (the proportion deemed representative of the interest factor) of rental expense.